Exhibit 4.1

AVALANCHE BIOTECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of May 11, 2016, by and among Avalanche Biotechnologies, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, the Company and certain of the Stockholders have previously entered into that certain Investor Rights Agreement, dated as of September 7, 2010, as amended and restated by that certain Amended and Restated Investor Rights Agreement, dated as of April 16, 2014, by and among the Company and the parties thereto (the “Prior Agreement”), for the purpose of setting forth the terms and conditions pursuant to which certain Investors may cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth therein;

WHEREAS, the Company, Annapurna Therapeutics SAS, a French simplified joint stock company (société par actions simplifiée) (“Annapurna”), and those other persons parties thereto (the “New Holders”) have entered into that certain Acquisition Agreement, dated as of January 29, 2016 (as amended, the “Acquisition Agreement”), pursuant to which the Company acquired all outstanding shares of Annapurna in exchange for a number of newly issued shares of Common Stock specified in the Acquisition Agreement (the “Acquisition Transaction”);

WHEREAS, as an inducement for, and as a condition to, the Acquisition Transaction, the Company and the New Holders desire to deem each of the New Holders as an Investor, a Holder and a party hereunder, and to amend and restate the Prior Agreement in its entirety as set forth herein;

WHEREAS, pursuant to Section 5.10 of the Prior Agreement, the New Holders may become a party to this Agreement and be deemed as an Investor and a Holder in connection with the Acquisition Transaction in accordance with Section 4.6(c) of the Prior Agreement;

WHEREAS, pursuant to Section 5.5 of the Prior Agreement, the Prior Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders (as defined in the Prior Agreement) under the Prior Agreement may be waived, only upon the written consent of the Company and (i) the holders of at least a majority of the then-outstanding Series A Preferred Stock (as defined in the Prior Agreement) and (ii) the holders of a majority of the then-outstanding Series B Preferred Stock (as defined in the Prior Agreement) (the “Prior Agreement Amendment Requirement”); and

WHEREAS, no shares of Series A Preferred Stock and no shares of Series B Preferred Stock are outstanding as of the date of this Agreement, and the execution of this Agreement by the Company and the New Holders satisfies the Prior Agreement Amendment Requirement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1.	Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)	“Acquisition” has the meaning ascribed to it in the Company’s Certificate of Incorporation as in effect as of the date hereof.

(b)	“Additional Holders” means all individuals set forth on Exhibit B.

(c)	“Affiliate” means any person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with the relevant Holder, including, without limitation, any general partner, managing partner, manager, member, officer or director of such Holder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with, such Holder; provided, however, that “Affiliate” with respect to those Holders that are advisory clients of Fidelity or T. Rowe Price shall include other funds and accounts managed by Fidelity or T. Rowe Price, respectively.

(d)	“Common Stock” means the common stock of the Company, par value $0.0001 per share.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)	“Fidelity” means Fidelity Management & Research Company and any successor or affiliated investment advisor to the Fidelity Investors.

(g)	“Fidelity Investors” means the Investors that are advisory clients of Fidelity with respect to holdings of shares in the Company. For the sake of clarity, as of the date hereof the Fidelity Investors marked with an asterisk on Exhibit A attached hereto.

(h)	“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar short-form registration statement under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(i)	“Holder” means any record or beneficial owner of Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(j)	“Preferred Stock” means shares of the Company’s Series A Preferred Stock and Series B Preferred Stock.

(k)	“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC.

(l)	“Registrable Securities” means (i) shares of Common Stock issued upon conversion of the Preferred Stock prior to the date hereof, (ii) shares of Common Stock issued to the New Holders pursuant to the Acquisition Transaction, and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock described in clauses (i) and (ii). Notwithstanding the foregoing, Registrable Securities shall not include any securities (x) sold by any person to the public either pursuant to a registration statement or Rule 144, (y) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned, or (z) that are transferable without volume limitations pursuant to Rule 144.

(m)	“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(n)	“Rule 144” means Rule 144 promulgated under the Securities Act.

(o)	“SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(p)	“Securities Act” means the Securities Act of 1933, as amended.

(q)	“Selling Expenses” means all underwriting discounts and selling commissions applicable to any sale of Registrable Securities.

(r)	“Special Registration Statement” means (i) any registration statement on Form S-8 or any similar form relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statement on Form S-4 or any similar form related to the issuance or resale of securities issued in such a transaction, or (iii) any registration statement related to securities issued upon conversion of debt securities.

(s)	“T. Rowe Price” means T. Rowe Price Associates, Inc. and any successor or affiliated investment advisor to the T. Rowe Price Investors.

(t)	“T. Rowe Price Investors” means the Investors that are advisory clients of T. Rowe Price with respect to holdings of shares in the Company. For the sake of clarity, the T. Rowe Price Investors as of the date hereof are marked with an asterisk on Exhibit A attached hereto.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1.	Restrictions on Transfer.

(a)	Each Holder agrees not to transfer or make any disposition of all or any portion of its Registrable Securities unless and until:

(i)	there is then in effect a registration statement under the Securities Act covering such proposed transfer or disposition and such transfer or disposition is made in accordance with such registration statement; or

(ii)	(A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that internal securities counsel of T. Rowe Price shall be deemed acceptable for transfers by the T. Rowe Price Investors and internal securities counsel of Fidelity shall be deemed acceptable for transfers by the Fidelity Investors), that such transfer or disposition will not require registration of such transfer or disposed Registrable Securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances as determined in good faith by the Company. The Company will not require any transferee of any transfer or disposition made pursuant to Rule 144 to be bound by the terms of this Agreement if the shares of Common Stock so transferred do not remain Registrable Securities hereunder following such transfer (and clause (A) above shall not apply to such transfer or disposition).

(b)	Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder (i) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) that is a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) that is a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) that is an individual transferring to such individual Holder’s family member or trust for the benefit of such individual Holder, (v) pursuant to a merger or reorganization of a U.S. registered mutual fund, (vi) by a T. Rowe Price Investor to any entity managed by its registered investment advisor, or (vii) by a Fidelity Investor to any entity managed by its registered investment advisor; provided that, in each case, the transferee shall agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c)	Each certificate representing Registrable Securities shall be stamped or otherwise imprinted, and, in the case of Registrable Securities held in book-entry or other electronic form, the account at which such Registrable Securities are held shall be designated, with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)

The Company shall be obligated to (i) remove such legend from any Registrable Securities or accounts in which such securities are held, as applicable, and (ii) reissue promptly unlegended Registrable Securities as necessary at the request of any Holder thereof, in each case, in connection with a sale of Registrable Securities by a Holder pursuant to Rule 144 and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company (it being understood that internal securities counsel of T. Rowe Price shall be deemed acceptable for requests by the T. Rowe Price Investors and it being understood that internal securities counsel of Fidelity shall be deemed acceptable for requests by the Fidelity Investors) to the effect that the Registrable Securities proposed to be disposed of may lawfully be so disposed pursuant to Rule 144 without registration, qualification and legend; provided that the second legend listed above shall be removed only at such time as the Holder of such Registrable Securities is no longer subject to any restrictions hereunder or in connection with a transfer or disposition in which the shares of Common Stock so transferred do not remain Registrable Securities hereunder following such transfer.

(e)	Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or upon delivery of opinion of counsel reasonably acceptable to the Company (it being understood that internal securities counsel of the T. Rowe Price shall be deemed acceptable with respect to the T. Rowe Price Investors) to the effect that such legend may be removed.

2.2.	Demand Registration.

(a)	Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered. Any registration statement filed by the Company pursuant to this Section 2.2 shall be on Form S-3 whenever the Company is qualified to use such form.

(b)

If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4, and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be offered in the applicable underwritten offering (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be offered in such underwritten offering, and the number of Registrable Securities that may be included in such underwritten offering shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the registration.

(c)	The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)	after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(ii)	during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iii)	if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(iv)	if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period;

(v)	if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vi)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3.	Piggyback Registrations. The Company shall notify all Holders and Additional Holders in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder or Additional Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder or Additional Holder. Each Holder or Additional Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder or Additional Holder. If a Holder or Additional Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder or Additional Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. For purposes of this Section 2.3 only, the shares of Common Stock set forth opposite each Additional Holder’s name on Exhibit B shall be deemed Registrable Securities.

(a)

Underwriting. If the registration statement for which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders and Additional Holders of Registrable Securities. In such event, the right of any such Holder or Additional Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder or Additional Holder’s participation in such underwritten offering and the inclusion of such Holder or Additional Holder’s Registrable Securities in such underwritten offering to the extent provided herein. All Holders or Additional Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of securities to be offered in such underwritten offering, the number of securities that may be included in the underwritten offering shall be allocated, (i) first, to the Company; (ii) second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; (iii) third, to the Additional Holders on a pro rata basis based on the total number of Registrable Securities held by the Additional Holders; and (iv) fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis. If any Holder or Additional Holder disapproves of the terms of any such underwritten offering, such Holder or Additional Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder or Additional Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder or Additional Holder, or the estates and family members of any such partners, retired partners, members and retired members, and any trusts for the benefit of any of the foregoing person shall be deemed to be a single Holder or Additional Holder, as applicable, and any pro rata reduction with respect to such Holder or Additional Holder shall be based upon the aggregate amount of Registrable Securities entitled to registration rights under this Agreement that are owned by all entities and individuals included in such Holder or Additional Holder, as defined in this sentence. The T. Rowe Price Investors and Fidelity Investors, respectively, shall each be deemed to be a single “Holder,” for purpose of any pro rata reduction under this Section 2.2(a) and any such pro rata reduction with respect to any such “Holder” shall be based upon the aggregate amount of Registrable Securities entitled to registration rights under this Agreement that are owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder or Additional Holder has elected to include their Registrable Securities in such registration, and shall promptly notify any Holder or Additional Holder that has elected to include their Registrable Securities in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4.	Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)	promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)	as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)	if Form S-3 is not available to the Company for such offering by the Holders, or

(ii)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii)	if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)	if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

(v)	if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(vi)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)	Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of Registrable Securities to be sold by each such Holder in any such registration.

2.5.	Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(i) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of securities for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(i) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6.	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the

Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days (to be measured from the expiration of any lockup period related to such registration, if applicable) or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering Registrable Securities under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)	Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.6(a) above.

(c)	Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)	Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement.

(f)	Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)	Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h)	Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions).

2.7.	Delay of Registration; Furnishing Information.

(a)	No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)	It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)	The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8.	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder or underwriter.

(b)

To the extent permitted by law, each Holder severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder when combined with any amounts contributed under Section 2.8(d) by such Holder.

(c)	Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)

If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s), as the case may be, that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(e)	The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities pursuant to a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration statement filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9.	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such securities remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least 25,000 shares of Registrable Securities (as adjusted for stock splits and combinations), or (d) pursuant to a transfer permitted under Section 2.1(a) or (b) above; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10.	Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of a majority of the Holders of then-outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11.

Lockup Agreement. Each Holder hereby agrees that, if requested by the managing underwriter(s) of an underwritten public offering, such Holder shall enter into lock-up agreements with such managing underwriter(s) that provides for restrictions on such Holder’s ability to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder immediately before the effective date of the registration statement for such underwritten public offering during a period lasting no longer than 90 days following the date of the final prospectus for such underwritten public offering, except as otherwise agreed to by the managing underwriter(s) and except for sales made as part of such underwritten public offering and such other exceptions for dispositions and other transfers as may be agreed upon by such Holder and the managing underwriter(s) in connection with such underwritten public offering. The obligations described in this Section 2.11 shall not apply to any Special Registration Statements.

2.12.	Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of any underwritten public offering of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.13 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Holder agrees that any transferee of any Registrable Securities shall be bound by Section 2.11 and this Section 2.13. The underwriters of the Company’s stock are intended third party beneficiaries of Section 2.11 and shall have the right, power and authority to enforce the provisions of Section 2.11 as though they were a party hereto.

2.13.	Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)	Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)	File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)	So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such Registrable Securities without registration.

2.14.	Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) August 5, 2017; or (ii) such time as such Holder, as reflected on the Company’s list of stockholders, holds less than 1% of the Company’s outstanding Common Stock and all Registrable Securities of the Company held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period without limitation. Upon such termination, such shares shall cease to be Registrable Securities hereunder for all purposes.

SECTION 3. COVENANTS OF THE COMPANY.

3.1.	Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (a) to any registered investment advisor, partner, limited partner, prospective partner or limited partner, subsidiary or parent of such Investor as long as such registered investment advisor, partner, limited partner, prospective partner or limited partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.1 or comparable restrictions; (b) at such time as it enters the public domain through no fault of such Investor; (c) that is communicated to it free of any obligation of confidentiality; (d) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (d) as required by applicable law. For the sake of clarity, nothing contained in this Section 3.1 shall in any way restrict or impair the obligations of T. Rowe Price or Fidelity, to report the investment of its respective advisory clients (as Investors) in the Company in accordance with applicable laws and regulations, without any requirement of prior notice to the Company.

3.2.	Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.3.	Publicity. The Company shall not use the name or trademarks of (a) T. Rowe Price or the T. Rowe Price Investors or (b) Fidelity or the Fidelity Investors without the prior review and written consent of T. Rowe Price or Fidelity, respectively.

SECTION 4. MISCELLANEOUS.

4.1.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

4.2.	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such securities in its records as the absolute owner and holder of such securities for all purposes, including the payment of dividends or any redemption price.

4.3.	Entire Agreement. This Agreement, the Exhibits and Schedules hereto and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. The Prior Agreement is hereby amended in its entirety and restated herein, and all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

4.4.	Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.5.	Amendment and Waiver.

(a)	Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the Holders of at least a majority of the then-outstanding Registrable Securities.

(b)	Notwithstanding the foregoing, any amendment, modification or waiver that adversely affects the rights of an Investor in a manner that is materially different than the effect on the rights of the other Investors shall also require the written consent of such adversely affected Investor.

(c)	For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its Common Stock as maintained by or on behalf of the Company.

4.6.	Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.7.	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

4.8.	Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.9.	Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.10.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.11.	Aggregation of Stock. All shares of Registrable Securities held or acquired by entities or persons that are Affiliates of each other shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.12.	Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

4.13.	Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition; or (ii) August 5, 2017.

4.14.	Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to seek specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction, without having to prove actual damages or that monetary damages would be inadequate.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:	/s/ Paul B. Cleveland
	Name:	Paul B. Cleveland
	Title:	President & Chief Executive Officer

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

AMBER SALZMAN

/s/ Amber Salzman

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

INSERM TRANSFERT INITIATIVE SAS

By:	/s/ Francois Thomas
	Name:	Francois Thomas
	Title:	President & Managing Partner

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

HÉLÈNE PUCCIO

/s/ Hélène Puccio

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

DECHERT LLP

By:	/s/ Corey Smith
	Name:	Corey Smith
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

RONALD CRYSTAL

/s/ Ronald Crystal

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

VERSANT SIDE FUND IV, L.P.

By:	Versant Ventures IV, LLC
its General Partner

	By:	/s/ Robin L. Praeger
		Name:	Robin L. Praeger
		Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

VERSANT VENTURE CAPITAL IV, L.P.

By:	Versant Ventures IV, LLC
its General Partner

	By:	/s/ Robin L. Praeger
		Name:	Robin L. Praeger
		Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name: Title:

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

FPCI FONDS BIOTHÉRAPIES
INNOVANTES ET MALADIES RARES

By:	BPIFRANCE INVESTISSEMENT SAS

	By:	/s/ Laurent Arthaud
		Name:	Laurent Arthaud
		Title:	Managing Director
BPIFRANCE INVESTISSEMENT

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name: Title:

Address:		1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

VERSANT CAPITAL IV
(SWITZERLAND) GMBH

By:	/s/ Thomas Woiwode
	Name:	Thomas Woiwode
	Title:	Director

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address: 1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

VIRGINIE BONNAMAIN

/s/ Virginie Bonnamain

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AVALANCHE BIOTECHNOLOGIES, INC.

By:
Name:
Title:

Address: 1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

NEW INVESTORS:

MATTHIEU COUTET

/s/ Matthieu Coutet